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                                                                  Exhibit 10.6.2

                       FOURTH AMENDMENT TO EXEL LIMITED
                         DIRECTORS STOCK & OPTION PLAN

          The EXEL Limited Directors Stock & Option Plan (the "Plan") is hereby amended, effective as of December 1, 1998, as follows:

          1. Section 1 of the Plan is hereby amended by deleting "non-employees directors" therefrom and replacing it with "Directors."

          2.   Section 2(d) of the Plan is hereby amended to read as follows:

          "'Director' means a non-employee member of the Board and any other member of the Board who is designated by the Board as eligible to participate in this Plan."

          3.   Section 6(d) of the Plan is hereby amended to read as follows:


          "(d) (A) In the case of units credited to a Director's account prior to December 1, 1998, if any dividends are payable on Shares during the deferral period, dividend equivalents equal to the dividend that would have been payable on the units credited to a Director's account if such units had constituted Shares shall be paid to the Director in cash at the time the corresponding dividends are paid on Shares.

               (B) In the case of units credited to a Director's account after December 1, 1998, as of each date on which a cash dividend is paid on Shares, there shall be credited to each account that number of units (including fractional units) determined by
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     (i) multiplying the amount of such dividend (per Share) by the number of units in such account; and (ii) dividing the total so determined by the Fair Market Value of a Share on the date of payment of such cash dividend. The additions to a Director's account pursuant to this Section 6(d)(B) shall continue until the Director's account is fully paid."

          4.   Section 6(e) of the Plan is hereby amended to read as follows:

          "(e) (A) In the case of units credited to a Director's account prior to December 1, 1998, the amount to which a Director is entitled hereunder that is represented by Share units shall be distributed to the Director, whether or not the Director's service continues, in the form of one Share for each Share unit in accordance with the following schedule:


     Percentage
     of Unit                              Time of Distribution
     -------                              --------------------

       20                      1st anniversary of Date Unit Credited
       20                      2nd anniversary of Date Unit Credited
       20                      3rd anniversary of Date Unit Credited
       20                      4th anniversary of Date Unit Credited
       20                      5th anniversary of Date Unit Credited


               (B) In the case of units credited to a Director's account after December 1, 1998, the account of a Director shall be distributed (in the form of one Share for each Share unit) either (x) in a lump sum at the time of termination of the Director's service on the Board or (y) in up to five annual installments commencing at the time of termination of the director's service on the Board, as elected by the Director. Each Director's distribution election must be made in writing within the later of (A) 60 days after December 1, 1998 or (B) 60 days after the Director first becomes eligible to participate in the Plan; provided, however, that a Director may
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     made a new distribution election with respect to the entire portion of his or her account subject to this Section 6(e)(B) so long as such election is made at least one year in advance of the Director's termina-
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     tion of service on the Board. In the case of an account distributed in installments, the amount of Shares distributed in each installment shall be equal to the number of Share units in the Director's account subject to such installment distribution at the time of the distribution divided by the number of installments remaining to be paid."

          5. The following paragraph (g) is hereby added to Section 6 of the Plan.

          "(g) Each Director may make an election in writing on or prior to each October 31 to receive the Director's annual retainer fees payable in the following Fiscal Year in the form of Shares instead of cash. Any Shares elected shall be payable at the time cash retainer fees are otherwise payable, and the number of Shares distributed shall be equal to the amount of the annual retainer fee otherwise payable on such payment date divided by the Fair Market Value of a Share on such date. Notwithstanding the foregoing, a Director who is first elected or appointed to the Board may make an election under this Section 6(g) within 60 days of such election or appointment in respect of annual retainer fees payable after the date of the election. Any election made under this Section 6(g) shall remain in effect unless and until a new election is made in accordance with the provisions of this Section 6(g)."

          6. The following paragraph (h) is hereby added to Section 6 of the Plan.

          "(h) Adjustments.  In the event that any dividend in Shares,
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     recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of Shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Directors and preserve the value of the Directors' Share units,
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     there shall automatically be substituted for each Share unit a new unit representing the number and kind of Shares, other securities or other consideration into which each outstanding Share shall be changed. The substituted units shall be subject to the same terms and conditions as the original Share units."